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                                                                Exhibit (15)



To CMS Energy Corporation:

        We are aware that Consumers Energy Company has incorporated by reference in this registration statement its Form 10-Q for the quarter ended March 31, 1997, which includes our report dated May 9, 1997, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, this report is not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.




                                                       /s/ Arthur Andersen LLP

Detroit, Michigan,
 July 31, 1997